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                                                                  EXHIBIT 10(mm)

                             NOMINATING AGREEMENT


          This Nominating Agreement (this "Agreement") is made and entered into
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as of December ___, 1998 by and among (i) Koo Koo Roo Enterprises, Inc., a
Delaware corporation (the "Company"),  and (ii) AIF II, L.P. (together and its
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Related Persons (as defined below) the "Shareholders").
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          This Agreement is made in order to induce Apollo Advisors, L.P. to agree to the termination of its Management Services Agreement with the Company (the "Management Services Agreement") and the waiver of all fees thereunder accruing on or after November 20, 1995.



          SECTION 1.    Definitions.  Unless the context otherwise requires,
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               (1) "Affiliate" has the meaning given to that term in Rule 12b-2
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under the Securities Exchange Act of 1934, as amended.

               (2) "owner" of a security (and correlative terms) shall mean any
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person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has any of (i) the power to vote, or to direct the voting of, such security (ii) the power to dispose, or to direct the disposition of, such security or (iii) a direct or indirect pecuniary interest in such security.

               (3) "person" means any individual, corporation, general or
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limited partnership, joint venture, trust or other entity or association, including without limitation any governmental authority.

               (4) "Related Person" means, with respect to any person, (i) any
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affiliate of such person, (ii) any investment manager, investment advisor or partner, or any principal thereof, of such person, and (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner, or any principal thereof, is such person or a Related Person of such person.

               (5) "Requisite Number" means (a) 4 until the date on which the
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Shareholders own, collectively, less than 47,916,000 Shares and (b) 2 thereafter.
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               (6) "Shares" means, subject to Section 4.5, the shares of Common
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Stock of the Company on the date hereof.
          SECTION 2. Board Representation.
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               (1) Until the date on which the Shareholders own, collectively, less than 23,958,000 Shares (the "Shareholder Designee Period"):
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                   (1) The Board of Directors of the Company (the "Board of
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Directors") shall consist of no more than seven directors.
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                   (2) The Company shall support the nomination of, and use its best efforts to cause the Board of Directors to include in the slate of nominees recommended to shareholders for election as directors, no fewer than the Requisite Number of persons designated by the Shareholders (the "Shareholder
                                                                 -----------
Designees").
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                   (3) If any vacancy (whether by death, retirement,
disqualification, removal from office or other cause) is created by a Shareholder Designee ceasing to serve as a director (other than by reason of the Requisite Number being reduced from 4 to 2), the Board of Directors shall appoint a person designated by the Shareholders to fill such vacancy, and such person shall be a Shareholder Designee for purposes of this Agreement.

                   (4) The Shareholders shall be entitled to have at least one Shareholder Designee serve on each committee of the Board of Directors other than any committee formed solely for the purpose of considering matters relating to the Shareholders (a "Non-Shareholder Committee"). So long as the Requisite Number is 4, the Shareholders shall be entitled to have Shareholder Designee's constitute a majority of the members of each committee of the Board of Directors other than a Non-Shareholder Committee.

               (2) If requested by any party, the provisions of this Section shall be further effected pursuant to an amendment to the Company's Bylaws in a form reasonably acceptable to the parties to this Agreement, which provisions shall not be further amended during the Shareholder Designee Period.
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               (3) Notwithstanding the provisions of this Section, the
Shareholders shall not be entitled to designate any person to the Board of Directors (or any committee thereof) if the Company receives a written opinion of its outside counsel that such person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company. The Company shall use its reasonable best efforts to notify the Shareholders of any objection to a Shareholder Designee sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable the Shareholders to propose a replacement Shareholder Designee in accordance with the terms of this Agreement.

               (4) Each Shareholder Designee serving on the Board of Directors shall be entitled to all compensation and stock incentives granted to directors who are not employees of the Company on the same terms provided to such directors.

               (5) The provisions of this Section 2 shall terminate on the last day of the Shareholder Designee Period.

          SECTION 3.  TERMINATION OF MANAGEMENT SERVICES AGREEMENT.  Each party
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hereto hereby agrees to the termination of the Management Services Agreement as of November 20, 1995. Without limiting the foregoing, no fees shall be deemed to accrue thereunder on or after November 20, 1995.

          SECTION 4.   MISCELLANEOUS
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          4.1  Notices.  All notices and other communications provided for or
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permitted hereunder shall be in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, or
(iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties, at their address set forth under their respective signatures on the execution pages hereof, or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

          4.2  Entire Agreement.  This Agreement is intended by the parties as a
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final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

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          4.3  Amendment and Waiver.  This Agreement may be amended, modified or
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supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto. Notwithstanding anything to the contrary contained herein, a waiver that does not adversely affect all of the parties hereto may, in lieu of complying with the first sentence of this Section 7.6, be executed only by all of the adversely affected parties.

          4.4  Headings.  The headings in this Agreement are for convenience of
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reference only and shall not limit or otherwise affect the meaning hereof.

          4.5  Recapitalization, Exchanges, etc.  If any capital stock or other
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securities are issued in respect of, in exchange for, or in substitution of, any
Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement and the term "Shares" as used herein shall be deemed to include shares of such capital stock or other securities, as appropriate. Without limiting the foregoing, whenever a particular number of Shares is specified herein such number shall be adjusted to reflect stock dividends, stock-splits, combinations or other reclassifications of stock or any similar transactions.

          4.6  Severability.  If any term, provision, covenant or restriction of
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this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

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          4.7  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of Delaware, as applied to contracts made and performed within the State of Delaware, without regard to principles of conflict of laws.

          4.8  Counterparts.  This Agreement may be executed in any number of
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counterparts, and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          4.9  Specific Performance.  Each party hereto agrees that irreparable
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harm, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult, would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party hereto accordingly agrees that each other party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, or any agreement contemplated hereunder and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in each instance without being required to post bond or other security and in addition to, and without having to prove the adequacy of, other remedies at law.

          4.10 Further Assurances.  Each party hereto agrees to use all
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reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Agreement. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

          4.11 Dispute Resolution.  The parties hereto will use their reasonable
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best efforts to resolve any disputes hereunder through good faith negotiations.
Any such dispute that cannot be so resolved within 30 calendar days (or such other period to which the parties may agree) will be submitted to a panel of arbitrators (with each party to the dispute being entitled to select one arbitrator and, if necessary to prevent the possibility of deadlock, one additional arbitrator being selected by such arbitrators selected by the parties to the dispute). Except as otherwise provided herein or as the parties to the dispute may otherwise agree, such arbitration will be conducted in accordance with the then-existing rules of the American Arbitration

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Association. The decision of the arbitrators, or of a majority thereof, made in writing will be final and binding upon the parties hereto as to the questions submitted, and the parties will abide by and comply with such decision; provided, however, the arbitrators shall not be empowered to award punitive
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damages. Unless the decision of the arbitrators provides for a different allocation of costs and expenses determined by the arbitrators to be equitable under the circumstances, the prevailing party or parties in any arbitration will be entitled to recover all reasonable fees and expenses incurred by it or them in connection with such arbitration from the nonprevailing party or parties.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

                    KOO KOO ROO ENTERPRISES, INC.


                    By:
                        _______________________________________________________
                         Name:   ______________________________________________
                         Title:  ______________________________________________

                                  ADDRESS FOR NOTICES:

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                    APOLLO FRI PARTNERS, L.P.,

                    By:  AIF II, L.P.
                         its general partner


                    By:  APOLLO ADVISORS, L.P.,
                         its general partner


                    By:  APOLLO CAPITAL MANAGEMENT, INC.,
                         its general partner


                    By: _______________________________________________________
                         Name:  _______________________________________________
                         Title: _______________________________________________
                                ADDRESS FOR NOTICES:

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